Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                    State of Incorporation
-----------------------------------------------         -----------------------
Technology Service Group, Inc.                          Delaware
Elcotel Direct, Inc.                                    Delaware
Public Communication - I Corporation                    Delaware
International Service Technologies, Inc. (a
  subsidiary of Technology Service Group, Inc.)         Delaware